EXHIBIT G

         AUDITED FINANCIAL STATEMENTS OF THE COMPANY FOR THE SERIES FOR
                       THE YEAR ENDED DECEMBER 31, 2006.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
--------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006

 Shares or
 Principal
   Amount                                                                              Value
-------------                                                                        ----------
               TAX EXEMPT OBLIGATIONS - 81.53%
               FLOATING RATE MUNICIPAL BONDS - 79.33%
               Arizona - 4.87%
               Phoenix Arizona Civic Improvement Corporation Water
               System Revenue (CS - MBIA) (SPA - Merrill Lynch Capital Services)
               (Callable at $100.00 on 07/01/15)
$  7,000, 00   3.950%, 07/01/2024 (Acquired 12/18/06, Cost $7,000,000) (a)         $ 7,000,000
                                                                                     ----------
               Colorado - 1.74%
               Eclipse Funding Trust - Regional Transportation District
               Colorado Revenue (CS - AMBAC) (LF - U.S. Bank N.A.)
               (Callable at $100.00 on 11/01/16)
   2,500,000   3.940%, 11/01/2036 (Acquired 10/19/06, Cost $2,500,000) (a)           2,500,000
                                                                                     ----------
               Connecticut - 3.06%
               Connecticut State General Obligation (LF -
               Merrill Lynch Capital Services) (Callable at $101.00 on 03/15/08)
   4,400,000   3.930%, 03/15/2012 (Acquired 12/26/06, Cost $4,400,000) (a)           4,400,000
                                                                                     ----------
               District of Columbia - 1.36%
               District of Columbia General Obligation (CS - FSA) (SPA - Wachovia
               Bank N.A.) (Callable at $100.00 on 06/01/15)
   1,500,000   3.950%, 06/01/2026 (Acquired 11/27/06, Cost $1,500,000) (a)           1,500,000
               District of Columbia Revenue - George
               Washington University (CS - MBIA) (SPA - Bank of
               America N.A.)
     450,000   3.950%, 09/15/2029                                                      450,000
                                                                                     ----------
                                                                                     1,950,000
                                                                                     ----------
               Georgia - 4.93%
               Municipal Electric Authority of Georgia Revenue (CS - MBIA) (LOC -
               Bayerische Landesbank, Landesbank Hessen-Thuringen, West
               Deutsche Landesbank)
   7,100,000   3.920%, 01/01/2020                                                    7,100,000
                                                                                     ----------
               Hawaii - 2.92%
               Eclipse Funding Trust - Honolulu Hawaii Revenue
               144A (CS - MBIA) (LF - U.S. Bank N.A.)
   4,200,000   3.940%, 07/01/2014 (Acquired 09/07/06, Cost $4,200,000) (a)           4,200,000
                                                                                     ----------
               Illinois - 3.00%
               Chicago Illinois Sales Tax Revenue Refunding (CS -
               FGIC) (SPA - JP Morgan Chase Bank)
     100,000   3.950%, 01/01/2034                                                      100,000
               Illinois State General Obligation (CS - MBIA) (LF - JP
               Morgan Chase Bank)
   1,300,000   3.970%, 09/01/2012 (Acquired 10/25/06, Cost $1,300,000) (a)           1,300,000
               Illinois State Toll Highway Authority
               Toll Highway Revenue (CS - FSA) (LF - JP Morgan Chase Bank)
     600,000   3.970%, 01/01/2014 (Acquired 12/29/06, Cost $600,000) (a)               600,000
               Metropolitan Pier and Exposition Authority Illinois
               Dedicated State Tax Revenue (CS - MBIA) (LF - JP Morgan Chase Bank)
               3.970%, 12/15/2024 (Acquired 10/25/06 and 11/09/2006, Cost
   2,320,000   $2,320,000) (a)                                                       2,320,00
                                                                                     ----------
                                                                                     4,320,000
                                                                                     ----------
               Indiana - 2.08%
               Eclipse Funding Trust - Indiana Municipal Power Agency Power
               Revenue (CS - AMBAC) (LF - U.S. Bank N.A.)
               (Callable at $100.00 on 01/01/16)
   3,000,000   3.940%, 01/01/2032 (Acquired 12/28/06, Cost $3,000,000) (a)           3,000,000
                                                                                     ----------
               Massachusetts - 2.00%
               Massachusetts Bay Transportation Authority Massachusetts
               Sales Tax Revenue (LF - JP Morgan Chase Bank)
     130,000   3.940%, 01/01/2027 (Acquired 08/01/06, Cost $130,000) (a)               130,000
               Massachusetts State General Obligation (CS
               - MBIA) (LF - Dexia Credit Local)
               3.930%, 12/01/2020 (Acquired 09/14/06 and 09/27/06, Cost
   2,650,000   $2,649,846) (a)                                                       2,650,000
               Massachusetts State School
               Building Authority Dedicated Sales Tax Revenue (CS - FSA)
               (LF - JP Morgan Chase & Company)
     100,000   3.940%, 08/15/2013 (Acquired 08/01/06, Cost $100,000) (a)               100,000
                                                                                     ----------
                                                                                     2,880,000

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006

Shares or
Principal
  Amount                                                                               Value
-----------                                                                          ----------
              Nevada - 4.17%
              Clark County Nevada
              School District General Obligation (CS - MBIA) (SPA -
              Merrill Lynch Capital Services)
$6,000,000    3.950%, 06/15/2010 (Acquired 12/18/06, Cost $6,000,000) (a)          $ 6,000,000
                                                                                     ----------

              New Jersey - 6.25%
              New Jersey State General Obligation (CS -
              AMBAC) (LF - Dexia Credit Local)
 1,000,000    3.930%, 07/15/2016 (Acquired 09/14/06, Cost $1,000,000) (a)            1,000,000
              New Jersey State Transportation Trust Fund
              Authority Revenue (CS - AMBAC) (SPA - Dexia Credit Local)
 1,000,000    3.930%, 12/15/2023 (Acquired 09/14/06 and 09/27/06, Cost $999,903)(a)  1,000,000
              New Jersey State Transportation Trust Fund
              Authority Revenue (CS - MBIA) (SPA - Wachovia Bank N.A.)
              3.940%, 12/15/2021 (Acquired 09/20/06 and 12/14/06, Cost
 6,990,000    $6,990,000) (a)                                                        6,990,000
                                                                                     ----------
                                                                                     8,990,000
                                                                                     ----------
              New York - 5.34%
              New York New York General Obligation (CS - AMBAC) (LF - JP Morgan
              Chase Bank) 3.950%, 06/01/2013 (Acquired 08/02/06 and 09/01/06,
 1,500,000    Cost $1,500,000 (a)
               New York State Dormitory Authority Revenues
              Secondary Issues (CS - FSA Custodial Receipts) (SPA - Bank of
              New York)
 4,230,000    3.940%, 07/01/2018 (Acquired 09/13/06, Cost $4,230,000) (a)            4,230,000
              New York State Local Government Assistance Corporation Revenue (CS
              - AMBAC) (SPA - Societe Generale)
              (Callable at $101.00 on 04/01/07)
 1,250,000    3.930%, 04/01/2011 (Acquired 09/21/06 and 09/27/06, Cost               1,250,000
              $1,249,894) (a)
              New York State Thruway Authority Second
              General Highway and Bridge Trust Fund Revenue (CS - AMBAC) (LF -
              JP Morgan Chase Bank)
   700,000    3.950%, 04/01/2014 (Acquired 08/02/06, Cost $700,000) (a)                700,000
                                                                                     ----------
                                                                                     7,680,000
                                                                                     ----------
              North Carolina - 0.49%
              Raleigh North Carolina Combined Enterprise
              System Revenue (LF - JP Morgan Chase Bank)
   700,000    3.970%, 03/01/2012 (Acquired 09/01/06, Cost $700,000) (a)                700,000
                                                                                     ----------
              Pennsylvania - 5.07%
              Pennsylvania State General Obligation (CS -
              FSA) (LF - Merrill Lynch Capital Services)
 7,300,000    3.940%, 05/01/2019 (Acquired 12/18/06, Cost $7,300,000) (a)            7,300,000
                                                                                     ----------
              Texas - 21.79%
              Austin Texas Water and Wastewater System Revenue Refunding (CS -
              FSA) (SPA - Landesbank Baden-Wurttem)
              (Callable at $100.00 on 03/15/07)
   170,000    3.950%, 05/15/2024                                                       170,000
              Brownsville Texas Utility System Revenue (CS -
              AMBAC) (LF - Deutsche Bank A.G.) (Callable at $100.00 on 09/01/15)
   400,000    3.940%, 09/01/2021 (Acquired 08/01/06, Cost $400,000) (a)                400,000
              Clear Creek Texas
              Independent School District General Obligation
              (CS - FSA) (SPA - Wachovia Bank N.A.)
              (Callable at $100.00 on 02/15/15)
 2,000,000    3.950%, 02/15/2029 (Acquired 08/01/06, Cost $2,000,000) (a)            2,000,000
              Eclipse Funding Trust - Texas Southmost College District General
              Obligation (CS - AMBAC) (LF - U.S. Bank N.A.) (Callable at $100.00
              on 02/15/15)
   820,000    3.940%, 02/15/2026 (Acquired 09/13/06, Cost $820,000) (a)                820,000
              Frisco Texas Independent
              School District General Obligation (CS - Public School
              Fund - Guaranteed) (LF - Deutsche Bank A.G.) (Callable at $100.00
              on 08/15/16)
 5,000,000    3.940%, 08/15/2036 (Acquired 11/30/06, Cost $5,000,000) (a)            5,000,000
              Houston Texas General Obligation (CS - AMBAC) (LF -
              Merrill Lynch Capital Services) (Callable at $100.00 on 03/01/15)
 6,000,000    3.960%, 03/01/2025 (Acquired 12/18/06, Cost $6,000,000) (a)            6,000,000
              Houston Texas Water and Sewer System Revenue (CS -
              MBIA) (SPA - Merrill Lynch Capital Services)
 1,000,000    3.930%, 12/01/2023 (Acquired 12/18/06, Cost $1,000,000) (a)            1,000,000


        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006

Shares or
Principal
  Amount                                                                               Value
-----------                                                                          ----------

             Houston Texas Water and Sewer System Revenue (LF -
             Societe Generale)
$5,705,000   3.940%, 12/01/2023                                                    $ 5,705,000

             Nueces River Authority Texas Water
             Supply Revenue (CS - FSA) (LF - JP Morgan Chase Bank)
   450,000   3.970%, 07/15/2013 (Acquired 11/17/06, Cost $450,000) (a)                 450,000
             Nueces River Authority Texas Water
             Supply Revenue (CS - FSA) (LF- Merrill Lynch Capital Services)
             (Callable at $100.00 on 07/15/15)
 6,000,000   3.960%, 07/15/2022 (Acquired 12/18/06, Cost $6,000,000) (a)             6,000,000
             Richardson Texas Independent
             School District General Obligation (CS - Public School
             Fund - Guaranteed) (LF - JP Morgan Chase Bank)
 3,600,000   3.970%, 02/15/2014 (Acquired 11/15/06, Cost $3,600,000) (a)             3,600,000
             Texas A&M University
             Permanent University Fund Revenue (LF - JP
             Morgan Chase Bank)
   200,000   3.970%, 07/01/2012 (Acquired 08/15/06, Cost $200,000) (a)                 200,000
                                                                                    -----------
                                                                                    31,345,000
                                                                                    -----------
             Virginia - 0.76%
             Loudoun County Virginia General
             Obligation (LF - JP Morgan Chase Bank)
 1,090,000   3.970%, 05/01/2012 (Acquired 09/29/06, Cost $1,090,000) (a)             1,090,000
                                                                                    -----------
             Washington - 4.63%
             King County Washington Sewer Revenue (CS - FSA) (LF - JP Morgan
             Chase Bank)
 1,905,000   3.970%, 01/01/2014 (Acquired 10/30/06, Cost $1,905,000) (a)             1,905,000
   240,000   3.910%, 07/01/2014 (Acquired 12/29/06, Cost $240,000) (a)                 240,000
             Washington State General Obligation (CS -
             AMBAC) (LF - JP Morgan Chase Bank)
   275,000   3.970%, 01/01/2013 (Acquired 10/27/06, Cost $275,000) (a)                 275,000
             Washington State General Obligation (CS -
             MBIA) (LF - JP Morgan Chase Bank)
 1,060,000   3.970%, 12/01/2014 (Acquired 09/19/06, Cost $1,060,000) (a)             1,060,000
             Washington State General Obligation (CS -
             MBIA) (SPA - Wachovia Bank N.A.)
 3,185,000   3.950%, 05/01/2018 (Acquired 09/13/06, Cost $3,185,000) (a)             3,185,000
                                                                                    -----------
                                                                                     6,665,000
                                                                                    -----------
             Wisconsin - 4.87%
             Wisconsin State General Obligation (CS -
             FGIC) (LF - JP Morgan Chase Bank) 3.970%, 11/01/2012 (Acquired
             12/26/06 and 12/27/06, Cost
 7,000,000   $7,000,000) (a)                                                         7,000,000
                                                                                    -----------
             TOTAL FLOATING RATE MUNICIPAL BONDS (Cost $114,119,500) (f)            114,120,000
                                                                                    -----------

             RESIDUAL CERTIFICATES - 2.20%
             California - 0.03%
             Merrill Lynch Capital Services Inc. Non-Recourse Variable Rate
             Residual Certificates (Acquired 11/29/06, Cost $5,184) (a) (b)
             Residual Interest Tax-Exempt Securities Receipts Series PT-3753
             Variable Rate Certificate
             (relating to $8,100,000 Los Angeles California Unified School
             District General Obligation,
     5,000   4.750%, 07/01/2026 (CS-FGIC) (Callable at $100.00 on 07/01/16))          (53,556)
             Non-Recourse Interest Rate Swap, Rate to Receive - 3-Month LIBOR,
             Rate to Pay 5.081%,
 4,000,000   Expiration Date 07/15/2026 (d)                                             98,666
                                                                                    -----------
                                                                                        45,110
                                                                                    -----------
             Florida - 0.01%
             Merrill Lynch Capital Services Inc. Non-Recourse Variable Rate
             Residual Certificates (Acquired 12/14/06, Cost $8,636) (a) (b) (c)
             Residual Interest Tax-Exempt Securities Receipts Series PT-3819
             Variable Rate Certificate
             (relating to $12,590,000 Florida State Turnpike Authority Turnpike
             Revenue,
     5,000   4.750%, 07/01/2031 (CS-MBIA) (Callable at $101.00 on 07/01/16))         (119,279)
             Non-Recourse Interest Rate Swap, Rate to Receive - 3-Month LIBOR,
             Rate to Pay 5.137%,
 5,700,000   Expiration Date 07/15/2031 (d)                                            128,160
                                                                                    -----------
                                                                                         8,881


        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006


Shares or
Principal
  Amount                                                                              Value
-----------                                                                         -----------
             Ohio - 0.50%
             J.P. Morgan Securities Inc. Tax-Exempt Muni-HD Trust Series 103 $
             Non-Recourse Variable Rate Residual Certificates (SPA - The Bank
   700,000   of New York) (Acquired 11/29/06, Cost $701,992) (a) (b)               $   725,328
                                                                                    -----------
             Bond: $6,500,000 Hamilton County Ohio
             Sales Tax Revenue Refunding (CS - AMBAC)
             (Callable at $100.00 on 12/01/16)
             5.000%, 12/01/2032
             Texas - 1.66%
 1,040,000   J.P. Morgan Securities Inc. Tax-Exempt Muni-HD Trust Series 105         1,037,268
             Non-Recourse Variable Rate Residual Certificates (SPA - The Bank of
             New York) (Acquired 12/07/06, Cost $1,044,700) (a)
             (b) (c)
             Bond: $10,000,000 Harris County Texas Flood Control District
             Improvement General Obligation
             (Callable at $100.00 on 10/01/16)
             4.750%, 10/01/2029
 1,365,000   J.P. Morgan Securities Inc. Tax-Exempt Muni-HD Trust Series 104         1,352,063
             Non-Recourse Variable Rate Residual Certificates (SPA - The Bank of
             New York) (Acquired 11/30/06, Cost $1,369,368) (a)
             (b) (c)
             Bond: $13,085,000 placeUniversity of Texas
             University Financing System Revenue (Callable at $100.00 on
             02/15/17)
             4.750%, 08/15/2027
                                                                                   ------------
                                                                                     2,389,331
                                                                                   ------------
             TOTAL RESIDUAL CERTIFICATES (Cost $3,129,880)                           3,168,650
                                                                                   ------------
             TOTAL TAX EXEMPT OBLIGATIONS (Cost $117,249,380)                      117,288,650
                                                                                   ------------

             PREFERRED SECURITIES AND CORPORATE CREDITS - 12.12%
             PREFERRED STOCKS - 9.45%
             Capital Markets - 0.97%
     5,700   Goldman Sachs Group Inc. Series B (Callable at $25.00 on 10/31/10)        148,884
             Lehman Brothers Holdings Inc. Series F (Callable at $25.00 on
     1,400   08/31/08)                                                                  35,840
             Merrill Lynch & Company Inc. Series 3 (Callable at $25.00 on
    29,100   11/28/10)                                                                 758,928
             Morgan Stanley Group Inc. Series A (Callable at $25.00 on
    18,000   07/15/11)                                                                 456,300
                                                                                    -----------
                                                                                     1,399,952
                                                                                    -----------
             Commercial Banks - 4.59%
             ABN AMRO Capital Funding Trust V Series E (Callable at $25.00 on
    31,100   07/03/08)                                                                 754,175
     4,100   ABN AMRO Capital Funding Trust VII Series G (Callable at $25.00 on
             02/18/09)                                                                 102,500
     7,700   Banco Santander Central Hispano SA Series 1 (Callable at $25.00 on
             03/11/09)                                                                 195,272
     3,900   Bank of New York Capital IV Series E (Guaranteed by Bank of
             New York) (Callable at $25.00 on 03/02/07)                                 98,358
     2,300   Bank of New York Capital V Series F (Callable at $25.00
   700,000   on 05/01/08)                                                               56,879
     1,900   Barclays Bank PLC Series 1 ADR (Callable at $100.00 on 12/15/34)          687,666
   500,000   Barclays Bank PLC Series 2 (Callable at $25.00 on 09/15/11)                50,540
             BNP Paribas 144A (Callable at $100.00 on 06/29/15) (Acquired
             10/10/06, Cost $472,928) (a)                                              480,039
    33,861   Deutsche Bank Capital Funding Trust VIII (Callable at $25.00 on
             10/18/11)                                                                 875,984
   500,000   HBOS PLC Series A ADR 144A (Callable at $100.00 on 10/01/35)
             (Acquired 11/08/06, Cost $501,085) (a)                                    496,642
    16,500   HSBC Holdings PLC Series A (Callable at $25.00 on 12/16/10)               419,100
    17,000   HSBC USA Inc. Series H (Callable at $25.00 on 07/01/11)                   452,200
    26,100   Royal Bank of Scotland Group PLC Series L (Callable at $25.00 on
             09/30/09)                                                                 630,315
     9,000   Royal Bank of Scotland Group PLC Series placeN ADR (Callable at
             $25.00 on 06/30/10)                                                       229,050
       100   Royal Bank of Scotland Group PLC Series P (Callable at $25.00 on
       100   12/31/10)                                                                   2,544
    23,400   Santander Finance Preferred SA Unipersonal 144A (Callable
             at $25.00 on 11/21/11) (Acquired 11/02/06 through 11/29/06, Cost
             $592,364) (a)                                                             586,463
    19,000   SunTrust Banks Inc. Series A (Callable at $25.00 on 09/15/11)             492,100
                                                                                    -----------
                                                                                     6,609,827
                                                                                    -----------
             Computers & Peripherals - 0.08%
       300   Corts Trust Certificates - IBM Corporation (Callable at $25.00 on
             07/12/07)                                                                   7,548
     4,300   Corts Trust Certificates - IBM Corporation (Callable at $25.00 on
             02/23/09)                                                                 100,706
                                                                                    -----------
                                                                                       108,254


        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006

   Shares or
   Principal
     Amount                                                                            Value
-----------------                                                                    ----------
                     Diversified Financial Services - 1.80%
$    19,200       Bank,of0America Corporation Series D (Callable at $25.00 on
                  09/14/11)                                                         $  497,280
      6,400       General Electric Capital Corporation (Callable at $25.00 on
     31,200       02/20/08)                                                            159,232
        100       ING Groep NV (Callable at $25.00 on 01/15/11)                   794,040
                  JPMorgan Chase Capital XI (Callable at $25.00 on 06/15/08)             2,400
      2,800       JPMorgan Chase Capital XIX Series S (Callable at $25.00 on
                  09/29/11)                                                             71,400
      2,000       SATURNS - Credit Suisse First Boston Series 2003-13
                  Class A (Callable at $25.00 on 08/28/08)                              50,540
      1,100       SATURNS - JPMorgan Chase & Company (Callable at $25.00 on
                  02/01/07)                                                             28,479
        400       SG Preferred Capital II 144A (Callable at $100.00 on 12/15/11)
                  (Acquired 09/07/06, Cost $412,800) (a)                               409,750
    400,000       UBS Preferred Funding Trust V Series 1 (Callable at $100.00 on
                  05/15/16)                                                            414,195
      2,500       Wells Fargo Capital Trust VII (Callable at $25.00 on
      4,000       05/02/08)                                                             61,400
                  Wells Fargo Capital IX (Callable at $25.00 on 04/08/09)               95,080
                                                                                     ----------
                                                                                     2,583,796
                                                                                     ----------
                  Diversified Telecommunication Services - 0.11%
      1,100       Corts Trust Certificates - BellSouth Capital Funding (Callable
                  at $25.00 on 02/20/07)                                                28,325
      3,900       PreferredPlus Trust - BellSouth Telecommunications (Callable at
                  $25.00 on 03/02/07)                                                   98,007
      1,100       SATURNS - BellSouth Corporation Series 2001-3 (Callable at
                  $25.00 on 02/20/07)                                                   27,555
                                                                                     ----------
                                                                                       153,887
                                                                                     ----------
                  Electric Utilities - 0.10%
                  Alabama Power Company Series II (Insured by XL Capital
      2,800       Assurance) (Callable at $25.00 on 03/15/11)                           69,244
      1,200       Alabama Power Company Series JJ (Callable at $25.00 on 06/14/11)      31,416
                  Entergy Mississippi Inc. (Insured by AMBAC) (Callable at $25.00
      2,000       on 11/01/07)                                                          50,040
                                                                                     ----------
                                                                                       150,700
                                                                                     ----------
                  Independent Power Producers & Energy Traders - 0.11%
                  Tennessee Valley Authority Series D
      6,700       (Putable at $25.00 on 06/01/07)                                      158,254
                                                                                     ----------
                  Insurance - 1.18%
      2,000       Aegon NV (Callable at $25.00 on 06/15/15)                             51,940
     32,200       Aegon NV (Callable at $25.00 on 09/15/11)                            841,708
                  Corporate-Backed Trust Certificates - Prudential Financial Inc.
      3,100       (Callable at $25.00 on 12/22/08)                                      76,291
      1,900       Prudential PLC (Callable at $25.00 on 09/23/09)                       48,716
     26,600       Prudential PLC (Callable at $25.00 on 09/23/10)                      676,704
                                                                                     ----------
                                                                                     1,695,359
                                                                                     ----------
                  Thrifts & Mortgage Finance - 0.46%
      3,100       Abbey National PLC Series C (Callable at $25.00 on 09/15/07)          78,926
        100       Freddie Mac Series D (Callable at $50.00 on 02/12/07)                  5,005
      1,000       Freddie Mac Series P (Callable at $50.00 on 02/20/07)                 49,900
     10,100       Freddie Mac Series R (Callable at $50.00 on 02/20/07)                479,750
        900       Freddie Mac Series T (Callable at $50.00 on 06/30/11)                 47,475
                                                                                     ----------
                                                                                       661,056
                  Wireless Telecommunication Services - 0.05%
      3,000       Corporate-Backed Trust Certificates - AT&T Wireless (Callable at
                  $25.00 on 05/01/07)                                                   78,180
                                                                                     ----------
                  TOTAL PREFERRED STOCKS (Cost $13,451,481)                          13,599,265
                                                                                     ----------

                  CORPORATE BONDS - 2.67%
                  Commercial Banks - 1.99%
                  Commonwealth Bank of Australia 144A
                  (Callable at $100.00 on 03/15/16) 6.024%, Perpetual (Acquired
                  10/05/06 through 11/16/06, Cost
    800,000       $803,841) (a)                                                        809,377
                  Lloyds TSB Group PLC 144A (Callable at $100.00 on 11/14/16)
                  6.267%, Perpetual (Acquired 12/01/06 and 12/04/06, Cost
    800,000       $814,537) (a)                                                        799,969
                  National Capital Trust II 144A (Callable at $100.00 on 03/23/15)
                  5.486%, Perpetual (Acquired 09/12/06 and 11/08/06, Cost
    800,000       $767,431) (a)                                                        773,323


        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006


Shares or
Principal
  Amount                                                                               Value
-----------                                                                          ----------
              Nordea Bank AB 144A (Callable at $100.00 on 04/20/15)
 $ 500,000    5.424%, Perpetual (Acquired 09/05/06, Cost $472,331) (a)              $  479,598
                                                                                     ----------
                                                                                     2,862,267
                                                                                     ----------
              Diversified Financial Services - 0.34%
              ANZ Capital Trust II 144A (Callable at $100.00 on 12/15/13)
   500,000    5.360%, Perpetual (Acquired 09/13/06, Cost $480,501) (a)                 487,051
                                                                                     ----------
              Thrifts & Mortgage Finance - 0.34%
              Northern Rock PLC 144A (Callable at $100.00 on 04/30/14)
   500,000    5.600%, Perpetual (Acquired 11/29/06, Cost $496,265) (a)                 483,781
                                                                                     ----------
              TOTAL CORPORATE BONDS (Cost $3,834,906)                                3,833,099
                                                                                     ----------
              TOTAL PREFERRED SECURITIES AND CORPORATE CREDITS (Cost $17,286,387)    17,432,364
                                                                                     ----------

              ASSET BACKED SECURITIES AND MORTGAGE BACKED SECURITIES - 55.92%
              ASSET BACKED SECURITIES - 20.83%
              Countrywide Asset-Backed Certificates Series 2006-S8 Class A3
 5,000,000    5.555%, 04/25/2036                                                     4,967,090
              GSAA Home Equity Trust Series 2006-18 Class AF3A
10,000,000    5.772%, 11/25/2036 (e)                                                 9,954,793
              Lehman XS Trust Series 2006-8 Class 3A3
 5,000,000    6.320%, 06/25/2036 (e)                                                 5,052,404
              Morgan Stanley Mortgage Loan Trust Series 2006-15XS Class A2A
 5,000,000    5.816%, 11/25/2036 (e)                                                 5,016,909
              Morgan Stanley Mortgage Loan Trust Series 2006-17XS Class A3A
 5,000,000    5.651%, 10/25/2046                                                     4,974,809
                                                                                     ----------
              TOTAL ASSET BACKED SECURITIES (Cost $30,044,578)                       29,966,005
                                                                                     ----------

              COMMERCIAL MORTGAGE BACKED SECURITIES - 16.93%
              Banc of America Commercial Mortgage Inc. Series 2006-4 Class AJ
10,000,000    5.695%, 07/10/2046 (e)                                                 10,209,452
              Bear Stearns Commercial Mortgage Securities Series 1999-C1 Class B
 4,974,000    6.200%, 02/14/2031 (e)                                                 5,119,189
              Merrill Lynch/Countrywide Commercial Mortgage Trust Series 2006-1
              Class A2
 4,000,000    5.439%, 02/12/2039 (e)                                                 4,026,826
              TBW Mortgage Backed Pass Through Certificate Series 2006-6 Class A3
 5,000,000    5.750%, 01/25/2037                                                     4,995,041
                                                                                     ----------
              TOTAL COMMERCIAL MORTGAGE BACKED SECURITIES (Cost $24,418,695)         24,350,508
                                                                                     ----------

              AGENCY MORTGAGE BACKED SECURITIES - 18.16%
              Federal National Mortgage Association Pool 745676
 8,535,866    5.450%, 05/01/2036 (e)                                                 8,591,639
              Federal National Mortgage Association Pool 884751
 7,695,897    5.460%, 08/01/2036 (e)                                                 7,694,743
              Federal National Mortgage Association Pool 884759
 9,789,668    5.637%, 08/01/2036 (e)                                                 9,844,894
                                                                                     ----------
              TOTAL AGENCY MORTGAGE BACKED SECURITIES (Cost $26,036,194)             26,131,276
                                                                                     ----------
              TOTAL ASSET BACKED SECURITIES AND MORTGAGE BACKED SECURITIES (Cost     80,447,789
              $80,499,467)                                                           ----------


        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------



SCHEDULE OF INVESTMENTS
DECEMBER 31, 2006


   Shares or
   Principal
     Amount                                                                           Value
-----------------                                                                   -----------
                  SHORT TERM INVESTMENTS - 0.44%
                  Commercial Paper - 0.44%
                  U.S. Bank Commercial Paper
$  639,664        5.200%, 01/02/2007                                               $   639,664
                                                                                    -----------
                  TOTAL SHORT TERM INVESTMENTS (Cost $639,664)                         639,664
                                                                                    -----------

                  Total Investments (Cost $215,674,898) - 150.01%                $ 215,808,467
                  Liabilities in Excess of Other Assets - (50.01)%                 (71,946,027)
                                                                                    -----------
                  TOTAL NET ASSETS - 100.00%                                      $143,862,440
                                                                                    ===========


Percentages are stated as a percent of net assets.
(a)               Restricted security under Rule 144A of the Securities Act of
                  1933.
(b) Variable rate of residual certificate is dependent on the performance of the underlying bond.
(c)               When-issued security.
(d) Interest rate swap held as part of non-recourse residual certificates.
(e) Security sold under a reverse repurchase agreement. (f) Class of securities are earmarked as cover for all leveraging transactions.

AMBAC             American Municipal Bond Assurance Corporation
ADR               American Depository Receipt
CS                Credit Support
FGIC              Financial Guaranty Insurance Company
FSA               Financial Services Authority
LF                Liquidity Facility
LOC               Letter of Credit
MBIA              Muncipal Bond Investor Assurance Insurance Corporation
SPA               Standby Purchase Agreement




   The accompanying notes are an integral part of these financial statements.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------


SCHEDULE OF REVERSE
REPURCHASE AGREEMENTS
DECEMBER 31, 2006

         Counterparty            Rate   Trade Date Maturity      Principal &     Par
                                                     Date          Interest
-----------------------------------------------------------------------------------------------
Goldman Sachs & Company         5.32%   11/13/200601/12/2007  $   4,747,095     $  4,713,000
Merrill Lynch Government        5.33%   11/27/200601/26/2007      7,743,922        7,704,000
Securities Inc.
Merrill Lynch Government        5.33%   12/15/200601/16/2007      8,321,893        8,301,000
Securities Inc.
Merrill Lynch Government        5.39%   12/08/200601/08/2007      9,864,319        9,829,000
Securities Inc.
Nomura Securities               5.35%   12/28/200601/29/2007      6,397,801        6,394,000
International Inc.
Nomura Securities               5.35%   12/28/200601/29/2007      3,833,277        3,831,000
International Inc.
UBS Securities LLC              5.32%   12/07/200601/08/2007      4,847,844        4,830,000
UBS Securities LLC              5.38%   12/14/200601/16/2007      2,387,405        2,381,000
UBS Securities LLC              5.38%   12/14/200601/16/2007      4,844,998        4,832,000
UBS Securities LLC              5.38%   12/21/200601/22/2007      4,881,011        4,873,000
UBS Securities LLC              5.39%   12/08/200601/08/2007      2,389,556        2,381,000
                                                               --------------------------------
                                                              $  60,259,121     $ 60,069,000
                                                               ================================



   The accompanying notes are an integral part of these financial statements.




STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 2006

 ASSETS:
             Investments, at value (cost $215,674,898)                           $ 215,808,467
             Unrealized appreciation on interest rate swap contracts                   209,287
             Receivable for securities sold                                             20,000
             Variation margin receivable                                                72,306
             Interest and dividends receivable                                       1,426,581
             Receivable from Adviser                                                   151,836
             Deferred offering costs                                                   275,752
             Other assets                                                               15,886
                                                                                    -----------
               Total Assets                                                        217,980,115
                                                                                    -----------

 LIABILITIES:
             Reverse repurchase agreements                                          60,069,000
             Interest payable on reverse repurchase agreements                         190,121
             Payable for securities purchased                                        2,422,704
             Subscriptions received in advance                                      10,340,000
             Overdraft due to custodian                                                236,050
             Dividends payable                                                         578,384
             Accrued expenses                                                          281,416
                                                                                    -----------
               Total Liabilities                                                    74,117,675
                                                                                    -----------
 NET ASSETS                                                                      $ 143,862,440
                                                                                    ===========

 NET ASSETS CONSIST OF:
             Paid in capital                                                       $ 143,567,935
             Accumulated net investment income                                          10,401
             Accumulated net realized loss on investments sold,
               futures contracts closed and resold repurchase obligations            (233,096)
             Net unrealized appreciation on:
               Investments                                                             133,569
               Futures contracts                                                       174,344
               Interest rate swap contracts                                            209,287
                                                                                    -----------
 TOTAL NET ASSETS                                                                $ 143,862,440
                                                                                    ===========

             Shares outstanding (unlimited number of shares authorized at $0.00001
               par value per share)                                                 14,334,474
             Net asset value per share                                                   10.04
             Public offering price per share ($10.04 divided by 0.995*)            $     10.09
                                                                                    ===========
               *Reflects current maximum 0.50% up-front sales charge


   The accompanying notes are an integral part of these financial statements.


       CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------


STATEMENT OF OPERATIONS
FOR THE PERIOD AUGUST 1, 2006(1) THROUGH DECEMBER 31, 2006


INVESTMENT INCOME:
         Interest income                                           $ 2,430,340
         Dividend income                                               156,765
                                                                       --------
              Total investment income                                2,587,105
                                                                       --------

EXPENSES:
         Investment advisory fees                                      299,210
         Administration fees                                            35,909
         Custody fees                                                    6,792
         Transfer agent fees and expenses                                2,809
         Professional fees and expenses                                 70,960
         Registration fees                                               1,843
         Trustees' fees and expenses                                    34,534
         Mailing to shareholders                                        10,479
         Interest on resold repurchase obligations and reverse
           repurchase agreements                                       818,767
         Offering costs                                                199,640
         Organization costs                                            109,315
         Futures and residual certificates commissions                     419
                                                                     ----------
              Total expenses before expense waivers                  1,590,677
              Expense waivers (Note 4)                                (698,261)
                                                                     ----------
              Net expenses                                             892,416
                                                                     ----------

NET INVESTMENT INCOME                                                1,694,689
                                                                     ----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
         Realized
         gain
         (loss)
         on:
              Investments                                               29,084
              Futures contracts closed                                  17,766
              Resold repurchase obligations                           (279,695)
                                                                     ----------
              Net realized loss (232,845) Change in unrealized appreciation on:
              Investments                                              133,569
              Futures contracts                                        174,344
              Interest rate swap contracts                             209,287
                                                                     ----------
              Net change in unrealized appreciation                    517,200
                                                                     ----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                        284,355
                                                                     ----------
NET INCREASE IN NET ASSETS RESULTING FROM
         OPERATIONS                                                $ 1,979,044
                                                                     ==========


(1) Commencement of Operations

  The accompanying notes are an integral part of these financial statements.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS


                                                                       AUGUST 1,
                                                                         2006(1)
                                                                         THROUGH
                                                                        DECEMBER
                                                                        31, 2006
                                                                     ----------

OPERATIONS:
           Net investment income                                     $1,694,689
           Net realized loss on investments,futures contracts
             closed and resold repurchase obligations                  (232,845)
           Change in unrealized appreciation on investments,
             futures contracts and interest rate swap contracts         517,200
                                                                     ----------
             Net increase in net assets resulting from operations     1,979,044
                                                                     ----------
DISTRIBUTIONS TO SHAREHOLDERS:
           Net investment income                                     (1,702,873)
                                                                     ----------
CAPITAL SHARE TRANSACTIONS:
           Proceeds from shares sold                                144,107,775
           Reinvestment of distributions                                744,994
           Cost of shares repurchased                                (1,266,500)
                                                                     ----------
             Net increase in net assets resulting from capital      143,586,269
             share transactions
                                                                     ----------
TOTAL INCREASE IN NET ASSETS                                        143,862,440
NET ASSETS:
           Beginning of period                                               -
                                                                     ----------
           End of period (including accumulated net investment     $143,862,440
           income of $10,401)
                                                                     ==========

SHARES ISSUED AND REPURCHASED:
           Shares sold                                               14,386,345
           Shares issued in reinvestment of distributions                74,274
           Shares repurchased                                          (126,145)
                                                                     ----------
           Net increase in shares outstanding resulting from         14,334,474
           capital share transactions
                                                                     ==========


(1) Commencement of Operations


   The accompanying notes are an integral part of these financial statements.


       CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
------------------------------------------------------------------------------


STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 1, 2006(1) THROUGH DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net increase in net assets resulting from operations           $ 1,979,044
   Adjustments to reconcile net increase in net assets resulting from operations to
   net cash used by operating activities:
          Net realized (gain) loss on:
          Investments                                                 (29,084)
          Purchases of securities to settle repurchase obligations    279,695
          Change in unrealized appreciation on:
          Investments                                                (133,569)
          Interest rate swap contracts                               (209,287)
          Amortization of premium on investments                        5,579
          Accretion of discount on resold repurchase obligations       20,086
   Changes in assets and liabilities:
          Receivable for securities sold                              (20,000)
          Variation margin receivable                                 (72,306)
          Interest and dividends receivable                        (1,426,581)
          Receivable from Adviser                                    (151,836)
          Deferred offering costs                                    (275,752)
          Other assets                                                (15,886)
          Net proceeds from reverse repurchase agreements          60,069,000
          Interest payable on reverse repurchase agreements           190,121
          Payable for securities purchased                          2,422,704
          Accrued expenses                                            281,416
   Purchases of long term investments                            (396,566,275)
   Purchases of securities to settle repurchase obligations       (43,655,981)
   Purchases of repurchase agreements                            (259,235,769)
   Purchases of short term investments                           (771,754,101)
   Proceeds from sales of long term investments                   180,410,310
   Proceeds from resold repurchase obligations                     43,356,199
   Proceeds from repurchase agreements                            259,235,769
   Proceeds from sales/maturities of short term investments       771,114,437
   Paydowns                                                         1,144,237
                                                                 ------------
NET CASH USED BY OPERATING ACTIVITIES                            (153,037,830)
                                                                 -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from shares sold                                      144,107,775
   Payment on shares repurchased                                   (1,266,500)
   Distributions to shareholders paid                                (379,495)
   Increase in subscriptions received in advance                   10,340,000
   Overdraft due to custodian                                         236,050
                                                                 ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         153,037,830
                                                                 ------------
NET CHANGE IN CASH FOR THE PERIOD                                          --
                                                                 ------------

CASH, BEGINNING OF PERIOD                                                  --
                                                                 ------------
CASH, END OF PERIOD                                               $        --
                                                                 =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Non-cash financing activities include reinvestment of distributions of $744,994 and dividends payable of $578,384.
   Cash paid for interest on resold repurchase and reverse repurchase agreements of $628,646.

(1)Commencement of Operations




   The accompanying notes are an integral part of these financial statements.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
-------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS


                                                                   AUGUST 1,
                                                                   2006(1)
                                                                   THROUGH
Per Share Data:                                                  DECEMBER 31,
                                                                      2006
                                                                ------------

Net asset value, beginning of period                           $   10.00
                                                                ------------

Income from investment operations:
    Net investment income (2)                                      0.17
    Net realized and unrealized gains on investments               0.04
                                                                ------------
    Total from investment operations                               0.21
                                                                ------------

Less distributions from net investment income                      (0.17)
                                                                ------------

Net asset value, end of period                                 $   10.04
                                                                ============

Total return                                                       2.15    %

Supplemental data and ratios:
    Net assets, end of period (000's)                         $ 143,862
    Ratio of total expenses to average net assets                  3.99    %(3)
    Ratio of investing expense (including interest on resold
    repurchase obligations
    and reverse repurchase agreements) to average net assets       2.05    %(3)
    Ratio of operating expenses to average net assets
    (excluding investing expense):
    Before expense waivers                                         1.94    %(3)
    After expense waivers                                          0.18    %(3)
    Ratio of net investment income to average net assets           4.25    %(3)
    Portfolio turnover rate                                         176    %

(1) Commencement of operations.
(2) Net investment income per share before interest on resold repurchase obligations and reverse repurchase agreements for the period ended December 31, 2006 was $0.27.
(3) Annualized.

  The accompanying notes are an integral part of these financial statements.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND



NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 1: Organization

        Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Fund") is a separate series of the Citigroup Alternative Investments Trust (the "Trust"), a placeStateDelaware statutory trust. The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company. The investment objective of the Fund is to seek to maximize income on a tax equivalent basis while managing risks to capital.

        The Fund's registration statement filed with the Securities and Exchange Commission (the "SEC") was declared effective on June 12, 2006. The Fund commenced operations on August 1, 2006.

        The Fund may from time to time repurchase shares from shareholders in accordance with written tenders by shareholders at those times, in those amounts, and otherwise on those terms and conditions as the Board of Trustees may determine in its sole discretion. Each such repurchase offer will generally apply to up to 50% of the net assets of the Fund. In determining whether the Fund should offer to repurchase shares from shareholders, the Board of Trustees will consider the recommendation of Citigroup Alternative Investments LLC, a Delaware limited liability company (the "Adviser"). The Fund's initial share repurchase occurred on November 30, 2006, and the Adviser expects that it will recommend to the Board of Trustees that the Fund thereafter offer to repurchase shares from shareholders on a quarterly basis.

Note 2: Significant Accounting Policies

        The following is a summary of significant accounting policies followed by the Fund in the preparation of the financial statements.

   (a) Net Asset Valuation - The net asset value of the Fund is determined as of the last business day of each month. In determining the Fund's net asset value, the investments of the Fund are valued as of such month-end.

        placecountry-regionU.S. exchange listed and NASDAQ traded equity securities (other than options) are valued at their closing sale prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities are valued based upon their bid prices for securities held long, or their ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange are valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options are valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available are valued at their bid prices (or ask prices in the case of securities held short) as obtained from independent pricing services or one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith by, or under the supervision of, the Board of Trustees.

        Debt securities are valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Trustees will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation continues to be believed by the Board of Trustees to represent fair value. If, in the view of the Adviser (or Sub-Adviser, as the case may be), the bid price of a listed option or debt security (or ask price, in the case of any such security held short) does not fairly reflect the market value of the security, a valuation committee, comprised, among others, of at least one Trustee, may be convened to adopt procedures to be used to value the security at fair value, subject to the oversight of the valuation committee.

   (b) Illiquid and Restricted Securities - Certain positions taken on behalf of the Fund may be illiquid. Lack of liquidity increases risk and may make it impossible to close out positions against which the market is moving, as well as cause delays in the payment of sales proceeds to the Fund. Lack of liquidity can make it economically unfeasible for the Fund to recognize profits or limit losses on open positions. Although the Adviser typically has reasonable prior notice of pending repurchases of Shares by the Trust, it is possible that the Fund will sell securities to satisfy repurchase requests, and lack of liquidity may negatively affect the prices received by the Fund when selling those securities.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
--------------------------------------------------------------------------------

        The Fund may from time to time invest in restricted, as well as thinly traded, securities (including privately placed securities, which are subject to resale restrictions). Restricted securities are securities that may not be sold to the public without an effective registration statement under the federal securities law or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. There may be no trading market for these securities, and the Fund might only be able to liquidate these positions, if at all, at disadvantageous prices. As a result, the Fund may be required to hold such securities despite adverse price movements. In addition, if the Fund makes a short sale of an illiquid security, it may have difficulty in covering the short sale, resulting in a potentially unlimited loss on that position.

        Certain securities that may be traded by the Fund are not listed on any recognized securities exchange or automated quotation system and no regular market has developed for such interests. This illiquidity may restrict the ability of the Fund to dispose of such in a timely fashion and at the current market price. The Fund will value the illiquid securities in its portfolio according to procedures approved by the Board of Trustees. These valuations are part of the calculation of the Fund's net assets.

        At December 31, 2006, the Adviser has determined that all Fund securities are liquid securities through a procedure approved by the Board of Trustees. Of these securities, the Fund had restricted securities with an aggregate market value of $109,569,643 representing 76.16% of the Fund's net assets. These securities are eligible for resale to qualified institutional buyers in transactions exempt from registration under Rule 144A of the Securities Act of 1933.

   (c) When-issued Securities - The Fund has purchased the Residual Certificates on a "when-issued" basis. These transactions involve a commitment to purchase these securities at a future date (ordinarily one month later). The price of the underlying securities is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased on a when-issued basis prior to their delivery. When-issued securities may be sold prior to the settlement date.

   (d) Residual Certificates - Residual certificates are issued as part of a Tender Option Bond ("TOB") program. In a typical tender option bond program, fixed-rate municipal bonds (the "Underlying Municipal Bonds") are deposited in a trust (the "TOB Issuer"). The TOB Issuer will issue Floating Rate Certificates, entitling the holders to a variable interest rate based on prevailing short-term tax-exempt rates, and Residual Certificates, which establishes an economically leveraged position in the Underlying Municipal Bonds. The Residual Certificate holder receives the interest on the Underlying Municipal Bonds less the floating rate paid to the Floating Rate Certificate holders (net of the TOB Issuer's expenses including liquidity fees related to the Floating Rate Certificates) and approximately 90% of any recognized gain in the value of the Underlying Municipal Bonds. Residual Certificates are sometimes known in the marketplace as "inverse floaters" because their yield will move inversely to short term interest rates. Usually hedge agreements are executed in conjunction with an investment in Residual Certificates to offset risk. The Fund, when investing directly in Residual Certificates, invests on a non-recourse basis to further mitigate risks. In no instance has the Fund deposited any municipal bonds into TOB trusts for which it has purchased Residual Certificates.

   (e)  Repurchase  and  Reverse  Repurchase  Agreements  -  Reverse  repurchase agreements  involve  a sale  of a  security  by the  Fund  to a bank  or securities dealer and the Fund's simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. The securities sold are carried as assets in the financial statements and are measured at fair value. The proceeds of the sale are reported as liabilities and are carried at amortized cost. Repurchase agreements involve securities purchased by the Fund under agreements to resell them at a later date back to the counterparty. These purchases are reported as receivables and are carried at amortized cost. Repurchase agreements generally allow for the resale of the subject security by the Fund to a third party, in which case, the obligation to sell the security under the repurchase agreement is reported as a liability referenced to the underlying asset with respect to amortized cost and accrued interest. Interest earned on repurchase agreements and interest incurred on reverse repurchase agreements are recognized as interest income or interest expense, respectively, over the life of each agreement. These transactions involve a risk that the counterparty will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund. Reverse repurchase transactions and resold repurchase obligations are leveraging transactions that may increase the volatility of the Fund's investment portfolio. Regulatory interpretations of the limitations on indebtedness applied by the 1940 Act require the Fund to segregate cash or certain liquid securities when entering into leveraging transactions.

   (f) Swap Agreements - The Fund may enter into interest rate, index and similar swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
--------------------------------------------------------------------------------

        Most swap agreements entered into by the Fund require the calculation of the obligations of the parties under the agreements on a "net basis." Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The net amount is recorded as a receivable or payable on the Statement of Assets and Liabilities. The risk of loss with respect to swaps is limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Until a swap contract is settled in cash, the gain or loss on the notional amount plus interest or dividends on the securities less the interest paid by the Fund on the notional amount are recorded as unrealized gains or losses, and when cash is exchanged the gain or loss is recorded as realized gains or losses. Regulatory interpretations of the limits on indebtedness applied by the 1940 Act require the Fund to segregate cash or permissible liquid securities when maintaining certain swap positions.

   (g) Futures Contracts - Upon entering into a futures contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in the value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains and losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Regulatory interpretations of the limitations on indebtedness applied by the 1940 Act require the Fund to segregate cash or permissible liquid securities when maintaining certain futures positions.

        Engaging in transactions in futures contracts involves risk of loss to the Fund that could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit, or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. Successful use of futures also is subject to the Adviser's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures.

   (h) Distributions to Shareholders - The Fund intends to distribute all of its net investment income and realized capital gains, if any, at least annually.

   (i) Federal Income Taxes - For federal income tax purposes, the Fund intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, by distributing substantially all of its investment company taxable income and net capital gains to shareholders. Additionally, the Fund intends to make all required distributions to avoid being liable for federal excise taxes. Therefore, no provision has been made for federal income taxes.

   (j) Use of Estimates - The preparation of the financial statements in accordance with placecountry-regionU.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts at the date of the financial statements. Actual results could differ from these estimates.

   (k) Guarantees and Indemnifications - In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss to be remote.

   (l) Other - Investment transactions are recorded on trade date. The Fund determines the gain or loss realized from investment transactions by comparing the original cost of the security lot sold with the net sales proceeds. Dividend income is recognized on the ex-dividend date or as soon as information is available to the Fund. Interest income is recognized on an accrual basis with accretion of discount and amortization of premium recorded using the effective interest method. Accounting principles generally accepted in the placecountry-regionUnited States of America require that permanent financial reporting and tax differences be reclassified in the capital accounts.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND


Note 3: Agreements

        The Trust entered into an investment advisory agreement (the Investment Advisory Agreement) on June 6, 2006 with the Adviser, on behalf of the Fund, under which the Adviser is responsible, subject to the supervision of the Trust's Board of Trustees, for formulating a continuing investment program for the Fund. In addition, the Adviser is responsible for the supervision and ongoing responsibility of any sub-adviser that may be retained by the Fund. In consideration of the advisory and other services provided by the Adviser, the Fund pays the Adviser an annualized fee of 0.75% of its net assets (the "Management Fee").

        The Adviser has retained Spectrum Asset Management, Inc. ("Spectrum" or the "Sub-Adviser") as a sub-adviser having discretionary authority to engage in Fund portfolio transactions, including certain hedging and other derivative transactions, primarily relating to preferred securities (and limited to that portion of the Fund's portfolio designated to be invested in preferred securities, which presently is not expected to exceed 25%). The fee payable to Spectrum in consideration for its services as Sub-Adviser is paid by the Adviser at no cost to the Fund. That fee amounts to 0.20% on an annualized basis of that portion of the Fund's net assets subject to Spectrum's discretionary management for the period. In addition, for the period ended December 31, 2006, Spectrum earned brokerage commissions from transactions executed on behalf of the Fund of $16,531.

        U.S. Bancorp Fund Services, LLC (in this capacity, the "Administrator") provides certain administrative and investor services to the Trust. Under the terms of an administration agreement entered into between the Trust and the Administrator (the "Administration Agreement"), the Administrator is responsible, directly or through its agents, for, among other things: (1) computing and disseminating the net asset value of the Fund in accordance with the Declaration and Agreement of Trust of the Trust; (2) preparing the annual financial statements of the Trust, as well as quarterly reports regarding the Fund's performance and net asset value; and (3) performing additional services, as agreed upon, necessary in connection with the administration of the Trust and the Fund. The Administrator is paid a monthly Administrative Fee calculated as a percentage of the net assets of the Fund, which fee provides for "breakpoints" (or fee reductions) at increasing asset levels.

        U.S. Bank National Association, a national banking association (the "Custodian"), serves as the custodian of the assets of the Trust, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Trustees. The Custodian is paid a monthly custody fee calculated as a percentage of the net assets of the Fund.

        U.S. Bancorp Fund Services, LLC (in this capacity, the "Transfer Agent") serves as transfer agent with respect to subscription monies received from prospective investors in advance of dates when Shares may be subscribed for and monies may be transmitted to the Trust. The Transfer Agent is also responsible for maintaining a list of shareholders and generally performing any actions related to the issuance, repurchase and transfer of Shares and accepting payment for Shares. The Transfer Agent serves as the Fund's dividend disbursing agent. In consideration of the transfer and escrow services provided by the Transfer Agent, the Fund pays the Transfer Agent a monthly fee based on the number of shareholder accounts serviced and related service fees.

Note 4: Expense Waivers and Reimbursement

        Under the terms of the Fund's Expense Waiver and Reimbursement Agreement, the Adviser may at its sole discretion reduce all or a portion of its Management Fee and, if necessary, bear certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) associated with operating the Fund (such fees and expenses borne by the Adviser being the "Expense Amount").

        In any given month, if the operating expense ratio for the Fund is below 1% of net assets, the Fund shall reimburse the Adviser on a monthly basis all or a portion of the aggregate Expense Amount, provided that the operating expense ratio for such month, including the reimbursed Expense Amount, does not exceed 1% of net assets; provided, however, that the Fund is not obligated to reimburse any such reduced or waived Management Fees, or expenses borne, more than three years after the end of the fiscal year in which the fee was reduced or waived or the expense was borne. In addition, subject to approval by the Board of Trustees of the Trust, the Fund may choose to reimburse the Adviser such that total expenses exceeds 1% of net assets. The Trust's Board of Trustees shall review quarterly any reimbursement paid to the Adviser with respect to the Fund in such quarter.

        The Adviser may, from time to time in its sole discretion, waive additional expenses to reduce the expense ratio below 1%. During the period ended December 31, 2006, the Adviser waived or paid $698,261 of Management Fees and other Fund expenses, subject to potential recovery expiring on December 31, 2009.

        CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
--------------------------------------------------------------------------------

Note 5: Organization and Offering Costs

        Offering expenses of $475,392 have been incurred. As the Fund has a continuous offering period, the offering expenses are amortized to expense over twelve months on a straight-line basis beginning upon commencement of the Fund's operations, i.e., the first public sale of Shares. $257,269 of these offering expenses have been paid by the Adviser subject to reimbursement by the Fund.

        Organization costs of $5,516 have been borne by the Adviser and will not be borne by the Fund. In addition, certain other fees and expenses associated with organization of the Fund of $109,315 were contingent until the Fund had received subscriptions totaling $100 million. These expenses are included in the Statement of Operations.

Note 6: Investment Transactions

During the period ended December 31, 2006, the aggregate purchases and sales of investments (excluding short-term investments, swaps and futures contracts) were $440,222,256 and $223,766,509, respectively.

Note 7: Interest Rate Swap Contracts

The Fund had entered into interest rate swap contracts. The net unrealized appreciation of $209,287 is included in the net unrealized appreciation section of the accompanying financial statements. The terms of the open interest rate swap contracts at December 31, 2006, are as follows:



                                                        Notional    Expiration    Unrealized
       Counterparty     Rate to Receive   Rate to Pay    Amount        Date      Appreciation
-----------------------------------------------------------------------------------------------
Goldman Sachs              3-Month LIBOR     5.01%    $10,000,000   11/16/2009         $31,953
International
Goldman Sachs                                5.10%    14,355,000                         2,302
International              3-Month LIBOR                            10/31/2010
Goldman Sachs                                5.11%    10,000,000                        58,615
International              3-Month LIBOR                            10/06/2016
Merrill Lynch Capital                        4.86%     5,000,000                        31,874
Services Inc.              3-Month LIBOR                            12/05/2008
Merrill Lynch Capital                        4.87%     5,000,000                        33,329
Services Inc.              3-Month LIBOR                            12/11/2009
Merrill Lynch Capital                        4.90%      ,000,000                        28,735
Services Inc.              3-Month LIBOR                            12/14/2009
Merrill Lynch Capital                        4.96%     4,475,000                        22,479
Services Inc.              3-Month LIBOR                            12/18/2010
-----------------------------------------------------------------------------------------------
                                                      $3,830,000                      $209,287
                                                      ==============            ===============


Note 8: Short Futures Contracts

The Fund had entered into short futures contracts. The net unrealized appreciation of $174,344 is included in the net unrealized appreciation section of the accompanying financial statements. The terms of the open short futures contracts at December 31, 2006, are as follows:



   Contracts          Description       Expiration Date   Notional Market      Unrealized
                                                             Value            Appreciation
-----------------------------------------------------------------------------------------------
     (81)              Five-Year           March 2007    $(8,510,063)             $13,906
                placecountry-region U.S.
                    Treasury Notes
                       Two-Year
                placecountry-region U.S.
     (32)           Treasury Notes         March 2007     (6,529,000)              43,500
                       Two-Year
                placecountry-region U.S.
      (2)           Treasury Notes         March 2007      (408,062)                1,375
                       Two-Year
                placecountry-region U.S.
     (26)           Treasury Notes         March 2007     (5,304,813)              13,813
                       Two-Year
                placecountry-region U.S.
      (4)           Treasury Notes         March 2007      (816,125)                1,750
------------------------------------------------------------------------  ---------------------
    (145)                                                $(21,568,063)           $174,344
                                                        ================  =====================

               CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED SHORT TERM FUND
--------------------------------------------------------------------------------

Note 9: Income Taxes

        At December 31, 2006, the components of accumulated earnings (losses) on a tax basis were as follows:

Cost of investments                          $  215,675,631
                                              ==============
Gross unrealized appreciation                $      414,926
Gross unrealized depreciation                     (282,090)
                                              --------------
Net unrealized appreciation                  $      132,836
                                              ==============
Undistributed tax-exempt income              $       13,216
Undistributed ordinary income                $       19,393
Undistributed long-term capital gain                     --
                                              --------------
Total distributable earnings                 $       32,609
                                              ==============
Other temporary differences                  $      129,059
                                              --------------
Total accumulated earnings                   $      294,505
                                              ==============


        The cost basis of investments for tax and financial reporting purposes differs principally due to certain adjustments for instruments treated as debt for tax purposes.

        The tax character of distributions paid during the period ended December 31, 2006 was tax-exempt income of $704,308 and ordinary income of $998,565.

        The Fund realized net capital losses in the post-October period of $20,939. For tax purposes, these are deferred and treated as recognized on January 1, 2007. As of December 31, 2006, the Fund had net capital loss carryovers of $37,080, which expire in 2014, and are available to offset future capital gains.

        Additionally, placecountry-regionU.S. generally accepted accounting principles require that certain components of net assets relating to permanent differences be reclassified between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share. For the period ended December 31, 2006, the following table shows the reclassifications made:

Paid in capital                        $(18,334)
Accumulated net investment income        18,585
Accumulated net realized loss             (251)


        The permanent differences primarily relate to organizational costs that are nondeductible for tax purposes.

Note 10: New Accounting Standards

        On July 13, 2006, the Financial Accounting Standards Board ("FASB") released FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Funds' tax returns to determine whether the tax positions are "more-likely-than-not" to be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required as of the date of the last Net Asset Value calculation in the first required financial statement reporting period for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. On December 22, 2006, the SEC granted a six-month delay in the required implementation of FIN 48 for registered investment companies. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.

        In September 2006, the FASB issued its new Standard No. 157, "Fair Value Measurements" ("FAS 157"). FAS 157 is designed to unify guidance for the measurement of fair value of all types of assets, including financial instruments, and certain liabilities, throughout a number of accounting standards. FAS 157 also establishes a hierarchy for measuring fair value in generally accepted accounting principles and expands financial statement disclosures about fair value measurements that are relevant to mutual funds. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and earlier adoption is permitted. At this time, management is evaluating the implications of FAS 157 and its impact on the financial statements has not yet been determined.